EXHIBIT 23.1

VITALE, CATURANO & COMPANY Ltd.

Consent Of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated August 5, 2005 (except for Note 10 as to which the date is September 13, 2005), relating to the financial statements of ZIOPHARM, Inc., included in ZIOPHARM Oncology, Inc.’s registration statement on Form SB-2 filed on November 14, 2005, and to all references to our firm included in this registration statement.

/s/ Vitale Caturano & Company, Ltd.

Boston, Massachusetts
November 22, 2005